As filed with the Securities and Exchange Commission on April 29, 1994.

                                           Registration No. 33-_______




                      SECURITIES AND EXCHANGE COMMISSION

                                FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ROGERS CORPORATION
     ______________________________________________________________
           (Exact name of registrant as specified in its charter)

                           Massachusetts
     _______________________________________________________________
       (State or other jurisdiction of incorporation or organization)

                                06-0513860
     _______________________________________________________________
                (I.R.S. Employer Identification No.)

     One Technology Drive, Rogers, Connecticut 06263, (203) 774-9605
     ________________________________________________________________
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert M. Soffer          With a    Ira M. Dansky
Treasurer                 copy to:  Schatz & Schatz, Ribicoff & Kotkin
Rogers Corporation                  One Landmark Square
One Technology Drive                Stamford, Connecticut 06901
Rogers, Connecticut 06263           (203) 326-6574
(203) 774-9605
_______________________________________________________________________________
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

      _________________________________________________________________


     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


                    CALCULATION OF REGISTRATION FEE
______________________________________________________________________________________

Title of
each class
of securities     Amount           Proposed maximum  Proposed maximum    Amount of
to be             to be            offering price    aggregate offering  registra-
registered        registered<F1>   per unit<F2>      price<F2>           tion fee
________________________________________________________________________________________
Capital Stock
(par value
$1.00 per share)  109,000 shares   $32.25            $3,515,250          $1,213

______________________________________________________________________________________

<F1> The 109,000 shares of Capital Stock being registered may be offered and sold for the account of the holders thereof, and not for the Registrant. Of such 109,000 shares, 9,000 shares are issued and outstanding, and 100,000 may be acquired upon the exercise of an outstanding warrant of the Registrant.

<F2> The shares of Capital Stock may be offered and sold for the account of the holders thereof, and it is anticipated that such offers and sales will be made at market prices prevailing at the time thereof. Accordingly, pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sales prices of the Capital Stock as reported on the American Stock Exchange on
     April 26, 1994.

            ________________________________________________________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                               CROSS-REFERENCE SHEET BETWEEN
                         ITEMS OF PART I OF FORM S-3 AND PROSPECTUS
                    ___________________________________________


Form S-3 Item No. and Caption           Location in Prospectus
_____________________________           ________________________

(1) Forepart of Registration Statement Outside Front Cover Page and Outside Front Cover Page of Prospectus

(2)  Inside Front and Outside Back CoverAvailable Information;
     Pages of Prospectus                Table of Contents

(3) Summary Information, Risk Factors Outside Front Cover Page; Available and Ratio of Earnings to Fixed ChargesInformation; The Company

(4)  Use of Proceeds                    *

(5)  Determination of Offering Price    Outside Front Cover Page; Plan of
                                        Distribution

(6)  Dilution                           *

(7)  Selling Security Holders           Selling Shareholders

(8)  Plan of Distribution               Outside Front Cover Page; Plan of
                                        Distribution

(9)  Description of Securities to be    Documents Incorporated by Reference
     Registered

(10) Interests of Named Experts and Counsel*

(11) Material Changes                   *

(12) Incorporation of Certain InformationDocuments Incorporated by Reference by Reference

(13) Disclosure of Commission Position on*
     Indemnification for Securities Act
     Liabilities

*Omitted because the answer is negative or the item is not applicable.

                              PROSPECTUS

                    109,000 SHARES OF CAPITAL STOCK

                      PAR VALUE $1.00 PER SHARE OF

                           ROGERS CORPORATION



     This Prospectus relates to 109,000 shares of the Capital Stock, par value $1.00 per share ("Shares"), of Rogers Corporation, a Massachusetts corporation (the "Company"), issued or to be issued by the Company to the Selling Shareholders named herein ("Selling Shareholders"), which Shares may be offered and sold from time to time by the Selling Shareholders. See "Selling Shareholders."

     The Selling Shareholders have informed the Company that they intend to sell all or a portion of the Shares either on the American Stock Exchange ("AMEX"), the Pacific Stock Exchange ("PSE") or by private sales directly or through a broker or brokers. Sales on the AMEX and the PSE will be made at market prices prevailing at the time of such sales. The Company will not receive any of the proceeds from the sale of Shares, although it will be paying the expenses of registration of the Shares in connection with this offering, including the expenses of preparing this Prospectus and the registration statement to which it relates. The Selling Shareholders, and any broker or dealer through whom sales of Shares are made, may be deemed "underwriters" within the meaning of the Securities Act of 1933 (the "1933 Act") and any profits realized by them on the sale of the Shares may be considered to be underwriting compensation.

     The Company's Capital Stock is traded on the AMEX under the symbol "ROG." On May __, 1994, the closing sales price of the Capital Stock as reported on the AMEX was $_____.


                         ____________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ____________________

               The date of this Prospectus is May __, 1994.

                         AVAILABLE INFORMATION


     The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the 1933 Act with the Securities and Exchange Commission (the "Commission"), Washington, D.C. with respect to the shares of the Capital Stock of the Company offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement on file with the Commission. The information omitted can be inspected at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies can be obtained from the Commission at prescribed rates by writing to it at 450 Fifth Street, N.W., Washington, D.C. 20549. For further information pertaining to the Capital Stock offered hereby, reference is made to the Registration Statement, including the Exhibits filed as a part thereof.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth St., N.W., Washington, D.C. 20549, and should be available for inspection and copying at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the American Stock Exchange, 86 Trinity Street, New York, New York 10006.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to: Robert M. Soffer, Treasurer, Rogers Corporation, One Technology Drive, Rogers, Connecticut 06263, (203) 774-9605.

                              THE COMPANY

     The Company manufactures specialty composite materials and related components: primarily high performance elastomer materials and components for office equipment, footwear, printing and other applications; circuit materials for high frequency and computer applications; and moldable composite materials for automotive and electrical applications.

     The Company's principal executive offices are located at One Technology Drive, Rogers, Connecticut 06263 (telephone number 203-774-9605).


                         SELLING SHAREHOLDERS

     The following table sets forth: (i) the name of each Selling Shareholder;
(ii) the position, office or other material relationship which each Selling Shareholder has, or has had within the past three years, with the Company, if any; (iii) the total number of shares of Capital Stock beneficially owned by each Selling Shareholder as of April 25, 1994; (iv) the number of Shares offered hereby by each Selling Shareholder; and (v) the number of Shares anticipated to be owned by each Selling Shareholder after the offering made hereby:


                                                Amount to be owned after
                                                   this offering (1)
                                                ________________________
                          Shares
                       Beneficially     Total Shares
                        Owned as of       Offered      Number of  % of Capital
Selling Shareholder    April 25, 1994     Hereby        Shares       Stock
___________________    ______________   ____________   ______________________

Harry H. Birkenruth (2)   48,984 (3)       5,000       43,984 (3)      1.35%

Robert D. Wachob (4)      13,349 (3)       1,000       12,349 (3)        *

Stuart J. Safft (5)        5,507           3,000        2,507            *

PaineWebber R & D        100,000 (6)     100,000 (6)        0             0%
Partners II, L.P.
(or its nominees
or assignees)
___________________________

(1) Assumes that all Shares offered hereby are sold by each of the Selling Shareholders.
(2) Mr. Birkenruth is the President, Chief Executive Officer and a director of the Company.
(3) Includes the following shares of the Company's Capital Stock which may be acquired under options exercisable within 60 days after April 25, 1994:
     Mr. Birkenruth, 18,900 shares; and Mr. Wachob, 11,366 shares.
(4)  Mr. Wachob is a Vice President of the Company.
(5)  Mr. Safft is a former Senior Vice President of the Company.
(6) Represents the maximum number of Shares that may be acquired upon the exercise of a certain warrant granted by the Company to PaineWebber R&D Partners II, L.P. pursuant to an Amended and Restated Warrant for the Purchase of Capital Stock dated as of June 14, 1991 (the "Warrant"). The number of Shares subject to the Warrant and the exercise price thereof are subject to certain adjustments upon the occurrence of certain events.

*    Less than 1% of outstanding Capital Stock

                         PLAN OF DISTRIBUTION


     The Selling Shareholders have advised the Company that they intend to sell all or a portion of the Shares offered hereby from time to time either on the AMEX, PSE or by private sale directly or through a broker or brokers. Sales on the AMEX and the PSE will be made at prices prevailing at the times of such sales. The Selling Shareholders, and any broker or dealer through whom sales are made, may be deemed to be "underwriters" within the meaning of the 1933 Act.

     The Company has informed the Selling Shareholders that the anti-manipulative Rules 10b-5, 10b-6 and 10b-7 under the Exchange Act may apply to their sales in the market and has furnished each Selling Shareholder with a copy of these Rules. In addition, the Company has informed them of the need for delivery of copies of this Prospectus to offerees of the Shares.

     There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered by them hereby.


                           EXPERTS


     The consolidated financial statements of Rogers Corporation incorporated by reference in Rogers Corporation's Annual Report (Form 10-K) for the fiscal year ended January 2, 1994, have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon incorporated by reference/included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         LEGAL OPINION


     The validity of the Capital Stock to which this Prospectus relates has been passed upon for the Company by Schatz & Schatz, Ribicoff & Kotkin, Stamford, Connecticut.


                  DOCUMENTS INCORPORATED BY REFERENCE


     There are hereby incorporated in this Prospectus by reference the following documents filed with the Commission pursuant to the Exchange Act:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1994, including consolidated financial statements, together with the report of independent auditors thereon, with respect to the Company's fiscal year ended January 2, 1994, filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934.

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 2, 1994 and prior to the termination of the offering of the securities covered by this Registration Statement.

     (c) All reports, proxy statements and other communications distributed to the Registrant's security holders since January 2, 1994 and prior to the termination of the offering of the securities covered by this Registration Statement.

     (d) The description of the Company's Capital Stock contained in the Company's Registration Statement on Form 10 filed pursuant to Section 13 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that any statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                         TABLE OF CONTENTS


                                                            Page
                                                            ____

AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . . .     2

THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . .     3

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . .. . . .     4

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

LEGAL OPINION  . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

DOCUMENTS INCORPORATED BY REFERENCE  . . . . . . . . . . . . . . . .     4



                         ____________________

     No person is authorized in connection with any offering made hereby to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities, by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.
                         ____________________

                                PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Shares being registered hereunder, all of which will be borne by the Company.


     SEC Registration Fee . . . . . . . . . . . . . . . . . . .$ 1,213

     Blue Sky Fees and Expenses . . . . . . . . . . . . . . . .    500

     Accounting Fees and Expenses . . . . . . . . . . . . . . .  3,000

     Legal Fees and Expenses  . . . . . . . . . . . . . . . . .  5,500

     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .    100
                                                                ______

     TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . .$10,313
                                                               =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of the Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees or other agents may be provided by a corporation. Section 13(b)(1-1/2) of the Massachusetts Business Corporation Law provides that the Articles of Organization of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article V, Section 8 of the Company's By-laws provides that the Company shall indemnify each director, officer and employee and each former director, officer and employee against any costs, expenses (including attorneys' fees), judgments, fines, penalties and/or liabilities (including certain amounts paid in settlement) reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or other proceeding in which he may be involved or with which he may be threatened (i) by reason of his being or having been such director, officer or employee of the Company or of any other corporation in which he served as such at the request of the Company, or (ii) by reason of his serving or having served in any capacity with respect to certain employee benefit plans established or maintained by the Company or a subsidiary thereof. In addition, Article 6 of the Company's Restated Articles of Organization provides that, to the fullest extent permitted by the Massachusetts Business Corporation Law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

     The Company maintains director and officer liability insurance for the benefit of the directors and officers of the Company. The policy provides that the Company must absorb a deductible in the amount of $250,000 for each claim made in a shareholder derivative action or of $250,000 for any other claim thereunder.

ITEM 16. EXHIBITS

     The exhibits set forth on the Exhibit Index on page II-5 of this Registration Statement are filed as part of this Registration Statement.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                       Exhibit 24
                                                       __________


                              SIGNATURES
                              __________


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on April 28, 1994.

                              ROGERS CORPORATION


                              By  /s/ Harry H. Birkenruth
                                  _________________________________________
                                  Harry H. Birkenruth
                                  Its President and Chief Executive Officer


                         ____________________



                          POWER OF ATTORNEY



     Each of the undersigned hereby appoints Harry H. Birkenruth and Robert M. Soffer, and each of them severally, his or her true and lawful attorneys-in-fact to execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each such attorney will have the power to act hereunder with or without the other. Each of the undersigned hereby ratifies and confirms all that such attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

                         ____________________

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Name                     Capacity                      Date


/s/ Harry H. Birkenruth President and Chief Executive April 28, 1994 _________________________Officer (Principal Executive
Harry H. Birkenruth      Officer) and Director


/s/ Donald F. O'Leary    Assistant Controller          April 28, 1994
_________________________(Principal Financial
Donald F. O'Leary        and Accounting Officer)


/s/ Leonid V. Azaroff    Director                      April 28, 1994
_________________________
Leonid V. Azaroff


/s/ Leonard M. Baker     Director                      April 28, 1994
_________________________
Leonard M. Baker


/s/ Wallace Barnes       Director                      April 28, 1994
__________________________
Wallace Barnes


/s/ Mildred S. Dresselhaus Director                    April 28, 1994
___________________________
Mildred S. Dresselhaus


/s/ Donald J. Harper     Director                      April 28, 1994
____________________________
Donald J. Harper


/s/ Gregory B. Howey     Director                      April 28, 1994
____________________________
Gregory B. Howey


/s/ Leonard R. Jaskol    Director                      April 28, 1994
____________________________
Leonard R. Jaskol


/s/ William E. Mitchell  Director                      April 28, 1994
_____________________________
William E. Mitchell

                         EXHIBIT INDEX





Exhibit
Number              DESCRIPTION OF DOCUMENT
____________        _______________________


5 Opinion of Schatz & Schatz, Ribicoff & Kotkin as to the legality of Capital Stock being registered, including consent of such counsel

23.1           Consent of Schatz & Schatz, Ribicoff & Kotkin
               (contained in Exhibit 5)

23.2           Consent of Independent Auditors

24             Power of Attorney (included on page II-3)

                                                       Exhibit 5
                                                       _________

               [LETTERHEAD OF SCHATZ & SCHATZ, RIBICOFF & KOTKIN]





                                   April 29, 1994



Rogers Corporation
One Technology Drive
Rogers, Connecticut 06263

     Re:  Rogers Corporation
          Registration Statement on Form S-3
          __________________________________

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 109,000 shares (the "Shares") of Capital Stock, par value $1.00 per share (the "Capital Stock"), of Rogers Corporation (the "Company"), which may be offered and sold from time to time, by or for the account of certain holders of the Shares identified in the Registration Statement (as defined below) as Selling Shareholders.

     We have acted as counsel to the Company in connection with the registration of the Shares under the Act. For the purposes hereof, we have examined: (i) the Amended and Restated Warrant for the Purchase of Capital Stock dated as of June 14, 1991 (the "Warrant"), issued by the Company to PaineWebber R & D Partners II, L.P., pursuant to which the holder thereof may, upon exercise, acquire up to 100,000 Shares; (ii) the Articles of Organization and the By-laws of the Company, each as amended to date; (iii) such records of the corporate proceedings of the Company as we deemed material; (iv) the Registration Statement on Form S-3 under the Act relating to the Shares (the "Registration Statement"); and (v) such other certificates, records and documents as we considered necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that upon the sale of the Shares in accordance with the terms of the Registration Statement, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Capital Stock; provided however, that, with respect to the Shares that may be acquired pursuant to the Warrant, such Shares are issued by the Company in accordance with the terms of the Warrant.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.

                                 Very truly yours,


                                 SCHATZ & SCHATZ, RIBICOFF & KOTKIN

                                                       Exhibit 23.2
                                                       ____________



                    Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-00000) and related Prospectus of Rogers Corporation for the registration of 109,000 shares of its Capital Stock and to the incorporation by reference therein of our reports dated February 9, 1994, with respect to the consolidated financial statements, and March 25, 1994, with respect to the related financial statement schedules, incorporated by reference and included in its Annual Report (Form 10-K), respectively, for the fiscal year ended January 2, 1994, filed with the Securities and Exchange Commission.



                                                       ERNST & YOUNG


Providence, Rhode Island
April 25, 1994